UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2025

VARAGON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-56450	30-1206578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

151 West 42nd Street, 53rd Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 235-2600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Shareholders

On June 12, 2025, the Company held its 2025 annual meeting of shareholders (the “Annual Meeting”). Shareholders of record at the close of business on April 15, 2025 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 41,527,752 shares of common stock outstanding and entitled to vote. A quorum consisting of 36,647,233 shares of common stock were present or represented by proxy at the Annual Meeting.

The Company’s shareholders voted on and approved one proposal at the Annual Meeting. The final voting results from the Annual Meeting were as follows:

Proposal 1 – Election of Two Class III Directors

The following individuals, constituting the director nominees named in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2025, were elected to serve as Class III directors of the Company's board of directors until the 2028 annual meeting of shareholders or until their respective successor is duly elected and qualified. The following votes were taken in connection with this proposal:

Director Nominees	Votes For	Votes Withheld
Shawn Hessing	36,647,233	0
Walter J. Owens	36,647,233	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARAGON CAPITAL CORPORATION

Date: June 13, 2025	By:	/s/ Walter J. Owens
		Name:	Walter J. Owens
		Title:	Chief Executive Officer